December 2024

Pricing Supplement No. 5,269

Registration Statement Nos. 333-275587; 333-275587-01

Dated December 10, 2024

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. and International Equities

Trigger Jump Securities Based on the Value of the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the iShares® MSCI Emerging Markets ETF due December 13, 2029

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Trigger Jump Securities, which we refer to as the securities, are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying product supplement for Jump Securities, index supplement and prospectus, as supplemented and modified by this document. If the final level of each underlying is greater than or equal to 100% of its respective initial level, which we refer to as the respective upside threshold value, you will receive for each security that you hold at maturity plus the upside payment of $726.50 per security. If the final level of any underlying is less than its respective upside threshold value but the final level of each underlying is greater than or equal to 90% of its initial level, which we refer to as the respective downside threshold value, investors will receive the stated principal amount of their investment. However, if the final level of any underlying is less than its respective downside threshold value, the payment at maturity will be significantly less than the stated principal amount of the securities by an amount that is proportionate to the percentage decrease in the final level of the worst performing underlying from its initial level. Under these circumstances, the payment at maturity will be less than $900 per security and could be zero. Accordingly, you could lose your entire initial investment in the securities. Because the payment at maturity on the securities is based on the worst performing of the underlyings, a decline in any final level below 90% of its respective initial level will result in a significant loss on your investment, even if the other underlyings have appreciated or have not declined as much. Investors will not participate in any appreciation of any underlying. These long-dated securities are for investors who seek an equity-based return and who are willing to risk their principal, risk exposure to the worst performing of three underlyings and forgo current income and returns above the upside payment in exchange for the upside payment feature that applies only if the final level of each underlying is greater than or equal to its respective upside threshold value. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes Program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Issue price:	$1,000 per security
Stated principal amount:	$1,000 per security
Pricing date:	December 10, 2024
Original issue date:	December 17, 2024 (5 business days after the pricing date)
Maturity date:	December 13, 2029
Aggregate principal amount:	$1,025,000
Interest:	None
Underlyings:	The Russell 2000® Index (the “RTY Index”), the S&P 500® Index (the “SPX” Index) and the iShares® MSCI Emerging Markets ETF (the “EEM Shares,” or the “Fund”)
Payment at maturity:

●If the final level of each underlying is greater than or equal to its respective upside threshold value:

$1,000 + the upside payment

●If the final level of any underlying is less than its respective upside threshold value but the final level of each underlying is greater than or equal to its respective downside threshold value:

$1,000

●If the final level of any underlying is less than its respective downside threshold value, meaning the value of any underlying has declined by more than 10% from its respective initial level to its respective final level:

$1,000 × performance factor of the worst performing underlying

Under these circumstances, the payment at maturity will be significantly less than the stated principal amount of $1,000, and will represent a loss of more than 10%, and possibly all, of your investment.

Upside payment:	$726.50 per security (72.65% of the stated principal amount)
Performance factor:	With respect to each underlying, final level / initial level
Worst performing underlying:	The underlying that has declined the most, meaning that it has the lesser performance factor
Initial level:

With respect to the RTY Index, 2,382.774, which is the closing level of such underlying on the pricing date

With respect to the SPX Index, 6,034.91, which is the closing level of such underlying on the pricing date

With respect to the EEM Shares, $44.03, which is the closing level of such underlying on the pricing date

Upside threshold value:

With respect to the RTY Index, 2,382.774, which is 100% of the initial level for such underlying

With respect to the SPX Index, 6,034.91, which is 100% of the initial level for such underlying

With respect to the EEM Shares, $44.03, which is 100% of the initial level for such underlying

Downside threshold value:

With respect to the RTY Index, 2,144.497, which is approximately 90% of the initial level for such underlying

With respect to the SPX Index, 5,431.419, which is 90% of the initial level for such underlying

With respect to the EEM Shares, $39.627, which is 90% of the initial level for such underlying

Final level:	With respect to each underlying, the closing level of such underlying on the valuation date
Closing level:

With respect to the RTY Index, on any index business day, the index closing value of such underlying on such day

With respect to the SPX Index, on any index business day, the index closing value of such underlying on such day

With respect to the EEM Shares, on any trading day, the closing price of one EEM Share on such day times the adjustment factor on such day

Valuation date:	December 10, 2029, subject to postponement for non-index business days and non-trading days, as applicable, and certain market disruption events
Adjustment factor:	With respect to the EEM Shares, 1.0, subject to adjustment in the event of certain events affecting the EEM Shares
CUSIP / ISIN:	61777REF6 / US61777REF64
Listing:	The securities will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$962.10 per security. See “Investment Summary” on page 2.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per security	$1,000	$0	$1,000
Total	$1,025,000	$0	$1,025,000

(1) The securities will be sold only to investors purchasing the securities in fee-based advisory accounts.

(2) MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $1,000 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for Jump Securities.

(3) See “Use of proceeds and hedging” on page 24.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 8.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

   Product Supplement for Jump Securities dated November 16, 2023 Index Supplement dated November 16, 2023

  Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the iShares® MSCI Emerging Markets ETF due December 13, 2029

Principal at Risk Securities

Investment Summary

Principal at Risk Securities

The Trigger Jump Securities Based on the Value of the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the iShares® MSCI Emerging Markets ETF due December 13, 2029 (the “securities”) can be used:

￭As an alternative to direct exposure to the underlyings that provides a fixed return of 72.65% if the final level of each underlying is greater than or equal to its respective upside threshold value;

￭To potentially outperform the worst performing of the Russell 2000® Index, the S&P 500® Index and the iShares® MSCI Emerging Markets ETF in a moderately bullish scenario;

￭To obtain limited protection against the loss of principal in the event of a decline of the underlyings as of the valuation date, but only if the final level of each underlying is greater than or equal to its respective downside threshold value.

If the final level of any underlying is less than its downside threshold value, the securities are exposed on a 1-to-1 basis to the percentage decline of the final level of the worst performing underlying from its respective initial level.  Accordingly, investors may lose their entire initial investment in the securities.

Maturity:	Approximately 5 years
Upside payment:	$726.50 per security (72.65% of the stated principal amount), payable only if the final level of each underlying is greater than or equal to its respective upside threshold value
Upside threshold value:	For each underlying, 100% of the respective initial level
Downside threshold value:	For each underlying, 90% of the respective initial level
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the securities.
Interest:	None

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $962.10.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the upside payment, the upside threshold values and the downside threshold values, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

December 2024 Page 2

Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the iShares® MSCI Emerging Markets ETF due December 13, 2029

Principal at Risk Securities

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

December 2024 Page 3

Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the iShares® MSCI Emerging Markets ETF due December 13, 2029

Principal at Risk Securities

Key Investment Rationale

The securities provide a return based on the performance of the worst performing of each of the Russell 2000® Index, the S&P 500® Index and the iShares® MSCI Emerging Markets ETF. If the final value of each underlying is greater than or equal to its respective upside threshold value, you will receive the stated principal amount for each security you hold at maturity plus the upside payment of $726.50 per security. However, if, as of the valuation date, the value of any underlying is less than its respective downside threshold value, the payment due at maturity will be less than $900 per security and could be zero.

Upside Scenario

If the final level of each underlying is greater than or equal to its respective upside threshold value, the payment at maturity for each security will be equal to $1,000 plus the upside payment of $726.50. You will not participate in any appreciation of any underlying.

Par Scenario

If the final level of any underlying is less than its respective upside threshold value but the final level of each underlying is greater than or equal to its respective downside threshold value, the payment at maturity will be equal to the stated principal amount of $1,000 per security.

Downside Scenario

If the final level of any underlying is less than its respective downside threshold value, you will lose 1% for every 1% decline in the value of the worst performing underlying from its initial level, without any buffer (e.g., a 50% depreciation in the worst performing underlying from the respective initial level to the respective final level will result in a payment at maturity of $500 per security).

Because the payment at maturity of the securities is based on the worst performing of the underlyings, a decline in any underlying below its respective downside threshold value will result in a loss of a significant portion or all of your investment, even if the other underlyings have appreciated or have not declined as much.

December 2024 Page 4

Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the iShares® MSCI Emerging Markets ETF due December 13, 2029

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity on the securities. The following examples are for illustrative purposes only. The payment at maturity on the securities is subject to our credit risk. The below examples are based on the following terms. The actual initial levels, upside threshold values and downside threshold values are set forth on the cover of this document.

Stated Principal Amount:	$1,000 per security
Hypothetical Initial Level:	With respect to the RTY Index: 2,000 With respect to the SPX Index: 6,000 With respect to the EEM Shares: $45.00
Hypothetical Upside Threshold Value:

With respect to the RTY Index: 2,000, which is 100% of its hypothetical initial level

With respect to the SPX Index: 6,000, which is 100% of its hypothetical initial level

With respect to the EEM Shares: $45.00, which is 100% of its hypothetical initial level

Hypothetical Downside Threshold Value:

With respect to the RTY Index: 1,800, which is 90% of its hypothetical initial level

With respect to the SPX Index: 5,400, which is 90% of its hypothetical initial level

With respect to the EEM Shares: $40.50, which is 90% of its hypothetical initial level

Upside Payment:	$726.50 (72.65% of the stated principal amount)
Interest:	None

EXAMPLE 1: Each underlying appreciates substantially, and investors therefore receive the stated principal amount plus the upside payment.

Final level		RTY Index: 4,200 SPX Index: 15,000
EEM Shares: $94.50
Performance factor		RTY Index: 4,200 / 2,000 = 210% SPX Index: 15,000 / 6,000 = 250% EEM Shares: $94.50 / $45.00 = 210%
Payment at maturity	=	$1,000 + upside payment
	=	$1,000 + $726.50
	=	$1,726.50

In example 1, the final level for the RTY Index has increased from its initial level by 110%, the final level for the SPX Index has increased from its initial level by 150% and the final level for the EEM Shares has increased from the initial level by 110%. Because the final level of each underlying is above its respective upside threshold value, investors receive at maturity the stated principal amount plus the upside payment of $726.50. Investors receive $1,726.50 per security at maturity and do not participate in the appreciation of any of the underlyings. Although all three underlyings have appreciated substantially, the return on the securities is limited to the fixed upside payment of $726.50.

December 2024 Page 5

Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the iShares® MSCI Emerging Markets ETF due December 13, 2029

Principal at Risk Securities

EXAMPLE 2: The final level of each underlying is at or above its respective upside threshold value, and investors therefore receive the stated principal amount plus the upside payment.

Final level		RTY Index: 2,100 SPX Index: 6,120
EEM Shares: $49.50
Performance factor		RTY Index: 2,100 / 2,000 = 105% SPX Index: 6,120 / 6,000 = 102% EEM Shares: $49.50 / $45.00 = 110%
Payment at maturity	=	$1,000 + upside payment
	=	$1,000 + $726.50
	=	$1,726.50

In example 2, the final level for the RTY Index has increased from its initial level by 5%, the final level for the SPX Index has increased from its initial level by 2% and the final level for the EEM Shares has increased from the initial level by 10%. Because the final level of each underlying is above its respective upside threshold value, investors receive at maturity the stated principal amount plus the upside payment of $726.50. Investors receive $1,726.50 per security at maturity.

EXAMPLE 3: The final level of one of the underlyings is greater than its respective upside threshold value while the final level of the other underlyings is less than its respective upside threshold value but greater than its respective downside threshold value.

Final level		RTY Index: 2,100
		SPX Index: 5,580 EEM Shares: $42.75
Index performance factor		RTY Index: 2,100 / 2,000 = 105%
		SPX Index: 5,580 / 6,000 = 93%
		EEM Shares: $42.75 / $45.00 = 95%
Payment at maturity	=	$1,000

In example 3, the final level of the RTY Index is greater than its respective upside threshold value, while the final levels of both the SPX Index and EEM Shares are less than their upside threshold values but greater than their downside threshold values. While the RTY Index has appreciated by 5%, the SPX Index has declined by 7% and the EEM Index has declined by 5%. Therefore, investors receive at maturity the stated principal amount of $1,000 per security at maturity.

EXAMPLE 4: The final level of one of the underlyings is less than its respective downside threshold value. Investors are therefore exposed to the full decline in the worst performing underlying from its initial level.

Final level		RTY Index: 2,400 SPX Index: 5,700
EEM Shares: $24.75
Performance factor		RTY Index: 2,400 / 2,000 = 120% SPX Index: 5,700 / 6,000 = 95% EEM Shares: $24.75 / $45.00 = 55%
Payment at maturity	=	$1,000 × performance factor of the worst performing underlying
	=	$1,000 × 55%
	=	$550

December 2024 Page 6

Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the iShares® MSCI Emerging Markets ETF due December 13, 2029

Principal at Risk Securities

In example 4, the final level for the RTY Index has increased from its initial level by 20%, the final level of the SPX Index has decreased from its initial level by 5% and the final level for the EEM Shares has decreased from the initial level by 45%. Because one of the underlyings has declined below its respective downside threshold value, investors do not receive the upside payment or the stated principal amount and instead are exposed to the full negative performance of the EEM Shares, which is the worst performing underlying in this example. Under these circumstances, investors lose 1% of the stated principal amount for every 1% decline in the value of the worst performing underlying from its initial level. In this example, investors receive a payment at maturity equal to $550 per security, resulting in a loss of 45%.

EXAMPLE 5: The final level of each underlying is less than its respective upside threshold value but is greater than its respective downside threshold value.

Final level		RTY Index: 1,840 SPX Index: 5,700
		EEM Shares: $43.65
Performance factor		RTY Index: 1,840 / 2,000 = 92% SPX Index: 5,700 / 6,000 = 95% EEM Shares: $43.65 / $45.00 = 97%
Payment at maturity	=	$1,000

In example 5, the final level of each underlying is less than its respective upside threshold value but is greater than its respective downside threshold value. The RTY Index has declined by 8%, the SPX Index has declined by 5%, and the EEM Shares has declined by 3%. Therefore, investors receive at maturity the stated principal amount. Investors receive $1,000 per security at maturity.

EXAMPLE 6: The final level of each underlying is less than its respective downside threshold value. Investors are therefore exposed to the full decline in the worst performing underlying from its initial level.

Final level		RTY Index: 400 SPX Index: 3,000
EEM Shares: $18.00
Performance factor		RTY Index: 400 / 2,000 = 20% SPX Index: 3,000 / 6,000 = 50% EEM Shares: $18.00 / $45.00 = 40%
Payment at maturity	=	$1,000 × performance factor of the worst performing underlying
	=	$1,000 × 20%
	=	$200

In example 6, the final level for the RTY Index has decreased from its initial level by 80%, the final level for the SPX Index has decreased from its initial level by 50% and the final level for the EEM Shares has decreased from the initial level by 60%. Because one or more underlyings have declined below their respective downside threshold values, investors do not receive the upside payment or the stated principal amount and instead are exposed to the full negative performance of the RTY Index, which is the worst performing underlying in this example. Under these circumstances, investors lose 1% of the stated principal amount for every 1% decline in the value of the worst performing underlying from its initial level. In this example, investors receive a payment at maturity equal to $200 per security, resulting in a loss of 80%.

If the final level of any of the underlyings is less than its respective downside threshold value, you will receive an amount in cash that is significantly less than the $1,000 stated principal amount of each security by an amount proportionate to the full decline in the level of the worst performing underlying from its initial level over the term of the securities, and you will lose a significant portion or all of your investment.

December 2024 Page 7

Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the iShares® MSCI Emerging Markets ETF due December 13, 2029

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. You should also consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest or guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest or guarantee the payment of any principal at maturity. At maturity, you will receive for each $1,000 stated principal amount of securities that you hold an amount in cash based upon the final level of each underlying. If the final level of any underlying is less than 90% of its respective initial level, you will not receive the upside payment and you will instead receive at maturity an amount in cash that is significantly less than the $1,000 stated principal amount of each security by an amount proportionate to the full decline in the final level of the worst performing underlying from its initial level over the term of the securities, and you will lose a significant portion or all of your investment. There is no minimum payment at maturity on the securities, and, accordingly, you could lose your entire investment.

￭Appreciation potential is fixed and limited. Where the final level of each underlying is greater than or equal to its respective upside threshold value, the appreciation potential of the securities is limited to the fixed upside payment of $726.50 per security (72.65% of the stated principal amount), even if all three underlyings have appreciated substantially.

￭The amount payable on the securities is not linked to the values of the underlyings at any time other than the valuation date. The final levels will be the closing levels on the valuation date, subject to postponement for non-index business days and non-trading days, as applicable, and certain market disruption events. Even if the value of the worst performing underlying appreciates prior to the valuation date but then drops by the valuation date, the payment at maturity may be significantly less than it would have been had the payment at maturity been linked to the value of the worst performing underlying prior to such drop.  Although the actual value of the worst performing underlying on the stated maturity date or at other times during the term of the securities may be higher than its respective final level, the payment at maturity will be based solely on the closing level of the worst performing underlying on the valuation date.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. Morgan Stanley & Co. LLC, which we refer to as MS & Co., may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The market price of the securities may be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market, including:

￭the values of the underlyings at any time (including in relation to their initial levels),

￭the volatility (frequency and magnitude of changes in value) of the underlyings and of the stocks composing the RTY Index, the SPX Index and the share underlying index,

December 2024 Page 8

Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the iShares® MSCI Emerging Markets ETF due December 13, 2029

Principal at Risk Securities

￭dividend rates on the securities underlying the RTY Index, the SPX Index and the share underlying index,

￭interest and yield rates in the market,

￭geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlyings or securities markets generally and which may affect the value of the underlyings,

￭the time remaining until the maturity of the securities,

￭the composition of the underlyings and changes in the constituent stocks of the RTY Index, the SPX Index and the share underlying index,

￭the occurrence of certain events affecting the EEM Shares that may or may not require an adjustment to the adjustment factor, and

￭any actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price you will receive if you sell your securities prior to maturity. In particular, you may have to sell your securities at a substantial discount from the stated principal amount if at the time of sale the value of any underlying is near, at or below its respective downside threshold value.

You cannot predict the future performance of the underlyings based on their historical performance. If the final level of any underlying is less than 90% of its respective initial level, you will be exposed on a 1-to-1 basis to the full decline in the final level of the worst performing underlying from its respective initial level. There can be no assurance that the final level of each underlying will be greater than or equal to 100% of its respective initial level so that you will receive at maturity an amount that is greater than the $1,000 stated principal amount for each security you hold, or that you will not lose a significant portion or all of your investment.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., are willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling,

December 2024 Page 9

Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the iShares® MSCI Emerging Markets ETF due December 13, 2029

Principal at Risk Securities

structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the securities may be influenced by many unpredictable factors” above.

￭Investing in the securities is not equivalent to investing in the underlyings or the stocks composing the RTY Index, the SPX Index or the share underlying index. Investing in the securities is not equivalent to investing in any underlying or the component stocks of the RTY Index, the SPX Index or the share underlying index. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute the RTY Index, the SPX Index or the share underlying index.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial levels, the upside threshold values, the downside threshold values, the final levels, the underlying percent changes and the performance factors, if applicable, the payment that you will receive at maturity, if any, and whether to make any adjustments to the adjustment factor. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the index closing value or the closing price, as applicable, of any underlying in the event of a market disruption event or discontinuance of the RTY Index, the SPX Index or the share underlying index.  These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “Description of Securities—Postponement of Valuation Date(s),” “—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation,” “---Discontinuance of the Underlying Shares of an Exchange-Traded Fund and/or Share Underlying Index; Alteration of Method of Calculation,” “—Alternate Exchange Calculation in case of an Event of Default” and “—Calculation Agent and Calculations” in the accompanying product supplement.  In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlyings and the share underlying index or their component stocks), including trading in the RTY Index, the SPX Index, the stocks that constitute the share underlying index, the RTY Index or the SPX Index as well as in other instruments related to the underlyings. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches.

December 2024 Page 10

Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the iShares® MSCI Emerging Markets ETF due December 13, 2029

Principal at Risk Securities

Some of our affiliates also trade the underlyings and other financial instruments related to the underlyings and the share underlying index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial level of an underlying, and, therefore, could increase the value at or above which such underlying must close on the valuation date so that you do not suffer a significant loss on your initial investment in the securities (depending also on the performance of the other underlyings). Additionally, such hedging or trading activities during the term of the securities, including on the valuation date, could adversely affect the value of any underlying on the valuation date, and, accordingly, the amount of cash an investor will receive at maturity, if any (depending also on the performance of the other underlyings).

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for Jump Securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. As discussed in the Tax Disclosure Sections, there is a risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder could be recharacterized as ordinary income and an interest charge could be imposed. In addition, there is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the tax treatment of a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. Holders and the withholding tax consequences to Non-U.S. Holders, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlyings

￭You are exposed to the price risk of all three underlyings. Your return on the securities is not linked to a basket consisting of all three underlyings. Rather, it will be based upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to all three underlyings. Poor performance by any underlying over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlyings. If the final level of any underlying declines to below 90% of its respective initial level, you will be fully exposed to the negative performance of the worst performing underlying at maturity, even if the other underlyings have appreciated or have not declined as much. Accordingly, your investment is subject to the price risk of all three underlyings.

￭Because the securities are linked to the performance of the worst performing underlying, you are exposed to greater risk of sustaining a significant loss on your investment than if the securities were linked to just one underlying. The risk that you will suffer a significant loss on your investment is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying. With three underlyings, it is more likely that the final level of any underlying will decline to below its respective downside threshold value than if the securities were linked to only one underlying. Therefore, it is more likely that you will suffer a significant loss on your investment.

￭Adjustments to the RTY Index and the SPX Index could adversely affect the value of the securities. The publisher of the RTY Index or the SPX Index may add, delete or substitute the stocks underlying such index or make other methodological changes that could change the value of the RTY Index or the SPX Index. Any of these actions could adversely affect the value of the securities. The publisher of the RTY Index or the SPX Index may also discontinue or suspend calculation or publication of the RTY Index or the SPX Index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor

December 2024 Page 11

Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the iShares® MSCI Emerging Markets ETF due December 13, 2029

Principal at Risk Securities

index that is comparable to the discontinued underlying. MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index, the payout on the securities at maturity will be an amount based on the closing prices on the valuation date of the stocks underlying the RTY Index or the SPX Index, as applicable, at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating the RTY Index or the SPX Index, as applicable, last in effect prior to such discontinuance (depending also on the performance of the other underlyings).

￭The securities are linked to the Russell 2000® Index and are subject to risks associated with small-capitalization companies. As the Russell 2000® Index is one of the underlyings, and the Russell 2000® Index consists of stocks issued by companies with relatively small market capitalization, the securities are linked to the value of small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the Russell 2000® Index may be more volatile than indices or funds that consist of stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

￭There are risks associated with investments in securities linked to the value of foreign (and especially emerging markets) equity securities. The price of the EEM Shares tracks the performance of the MSCI Emerging Markets Index, which is linked to the value of foreign (and especially emerging markets) equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. In addition, the stocks included in the MSCI Emerging Markets Index and that are generally tracked by the EEM Shares have been issued by companies in various emerging markets countries, which pose further risks in addition to the risks associated with investing in foreign equity markets generally. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions between countries.

￭The price of the EEM Shares is subject to currency exchange risk. Because the price of the EEM Shares is related to the U.S. dollar value of stocks underlying the MSCI Emerging Markets Index, holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which such component securities trade. Exchange rate movements for a particular currency are volatile and are the result of numerous factors including the supply of, and the demand for, those currencies, as well as relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region. An investor’s net exposure will depend on the extent to which the currencies of the component securities strengthen or weaken

December 2024 Page 12

Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the iShares® MSCI Emerging Markets ETF due December 13, 2029

Principal at Risk Securities

against the U.S. dollar and the relative weight of each currency. If, taking into account such weighting, the dollar strengthens against the currencies of the component securities represented in the MSCI Emerging Markets Index, the price of the EEM Shares will be adversely affected and the payment on the securities may be reduced.

Of particular importance to potential currency exchange risk are:

oexisting and expected rates of inflation;

oexisting and expected interest rate levels;

othe balance of payments between countries; and

othe extent of governmental surpluses or deficits in the countries represented in the MSCI Emerging Markets Index and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries represented in the share underlying index and the United States and other countries important to international trade and finance.

￭Adjustments to the EEM Shares or the share underlying index could adversely affect the value of the securities. The investment adviser to the iShares® MSCI Emerging Markets ETF, BlackRock Fund Advisors (the “Investment Adviser”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the share underlying index. Pursuant to its investment strategy or otherwise, the Investment Advisor may add, delete or substitute the stocks composing the iShares® MSCI Emerging Markets ETF. Any of these actions could adversely affect the price of the EEM Shares and, consequently, the value of the securities. The publisher of the share underlying index is responsible for calculating and maintaining the share underlying index. The publisher may add, delete or substitute the stocks constituting the share underlying index or make other methodological changes that could change the value of the share underlying index. The publisher of the share underlying index may discontinue or suspend calculation or publication of the share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the value of the EEM Shares, and consequently, the value of the securities.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the EEM Shares. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the EEM Shares. However, the calculation agent will not make an adjustment for every event that could affect the EEM Shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the securities may be materially and adversely affected.

￭The performance and market price of the EEM Shares, particularly during periods of market volatility, may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the EEM Shares. The EEM shares do not fully replicate the share underlying index and may hold securities that are different than those included in the share underlying index. In addition, the performance of the EEM Shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying index. All of these factors may lead to a lack of correlation between the performance of EEM Shares and the share underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying the EEM Shares may impact the variance between the performances of EEM Shares and the share underlying index. Finally, because the shares of the EEM Shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of the EEM Shares may differ from the net asset value per share of the EEM Shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying the EEM Shares may be disrupted or limited, or such securities may be unavailable in the secondary market. Under these circumstances, the liquidity of the EEM Shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the EEM Shares, and their ability to create and redeem shares of the EEM Shares may be disrupted. Under these circumstances, the market price of shares of the EEM Shares may vary substantially from the net asset value per share of the EEM Shares or the level of the share underlying index.

December 2024 Page 13

Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the iShares® MSCI Emerging Markets ETF due December 13, 2029

Principal at Risk Securities

For all of the foregoing reasons, the performance of the EEM Shares may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the EEM Shares. Any of these events could materially and adversely affect the price of the shares of the EEM Shares and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the valuation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination may affect the payment at maturity of the securities. If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based on the published closing price per share of the EEM Shares on the valuation date, even if the EEM Shares’ shares are underperforming the share underlying index or the component securities of the share underlying index and/or trading below the net asset value per share of the EEM Shares.

December 2024 Page 14

Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the iShares® MSCI Emerging Markets ETF due December 13, 2029

Principal at Risk Securities

Russell 2000® Index Overview

The Russell 2000® Index is an index calculated, published and disseminated by FTSE International Limited (“FTSE Russell”), and measures the capitalization-weighted price performance of 2,000 U.S. small-capitalization stocks listed on eligible U.S. exchanges. The Russell 2000® Index is designed to track the performance of the small-capitalization segment of the U.S. equity market. The companies included in the Russell 2000® Index are the middle 2,000 (i.e., those ranked 1,001 through 3,000) of the companies that form the Russell 3000E™ Index. The Russell 2000® Index represents approximately 7% of the U.S. equity market. For additional information about the Russell 2000® Index, see the information set forth under “Russell Indices—Russell 2000® Index” in the accompanying index supplement.

Information as of market close on December 10, 2024:

Bloomberg Ticker Symbol:	RTY
Current Index Value:	2,382.774
52 Weeks Ago:	1,883.681
52 Week High (on 11/25/2024):	2,442.031
52 Week Low (on 12/12/2023):	1,881.269

The following graph sets forth the daily closing values of the RTY Index for the period from January 1, 2019 through December 10, 2024. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the RTY Index for each quarter in the same period. The closing value of the RTY Index on December 10, 2024 was 2,382.774. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The RTY Index has at times experienced periods of high volatility, and you should not take the historical values of the RTY Index as an indication of its future performance.

RTY Index Daily Closing Values January 1, 2019 to December 10, 2024

December 2024 Page 15

Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the iShares® MSCI Emerging Markets ETF due December 13, 2029

Principal at Risk Securities

Russell 2000® Index	High	Low	Period End
2019
First Quarter	1,590.062	1,330.831	1,539.739
Second Quarter	1,614.976	1,465.487	1,566.572
Third Quarter	1,585.599	1,456.039	1,523.373
Fourth Quarter	1,678.010	1,472.598	1,668.469
2020
First Quarter	1,705.215	991.160	1,153.103
Second Quarter	1,536.895	1,052.053	1,441.365
Third Quarter	1,592.287	1,398.920	1,507.692
Fourth Quarter	2,007.104	1,531.202	1,974.855
2021
First Quarter	2,360.168	1,945.914	2,220.519
Second Quarter	2,343.758	2,135.139	2,310.549
Third Quarter	2,329.359	2,130.680	2,204.372
Fourth Quarter	2,442.742	2,139.875	2,245.313
2022
First Quarter	2,272.557	1,931.288	2,070.125
Second Quarter	2,095.440	1,649.836	1,707.990
Third Quarter	2,021.346	1,655.882	1,664.716
Fourth Quarter	1,892.839	1,682.403	1,761.246
2023
First Quarter	2,001.221	1,720.291	1,802.484
Second Quarter	1,896.333	1,718.811	1,888.734
Third Quarter	2,003.177	1,761.609	1,785.102
Fourth Quarter	2,066.214	1,636.938	2,027.074
2024
First Quarter	2,124.547	1,913.166	2,124.547
Second Quarter	2,109.459	1,942.958	2,047.691
Third Quarter	2,263.674	2,026.727	2,229.970
Fourth Quarter (through December 10, 2024)	2,442.031	2,180.146	2,382.774

“Russell 2000® Index” and “Russell 3000ETM Index” are trademarks of FTSE Russell. For more information, see “Russell Indices” in the accompanying index supplement.

December 2024 Page 16

Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the iShares® MSCI Emerging Markets ETF due December 13, 2029

Principal at Risk Securities

S&P 500® Index Overview

The S&P 500® Index, which is calculated, maintained and published by MSCI Inc. (“S&P®”), is intended to provide a benchmark for performance measurement of the large capitalization segment of the U.S. equity markets by tracking the stock price movement of 500 companies with large market capitalizations. Component stocks of the S&P 500® Index are required to have a total company level market capitalization that reflects approximately the 85th percentile of the S&P® Total Market Index. The S&P 500® Index measures the relative performance of the common stocks of 500 companies as of a particular time as compared to the performance of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. For additional information about the S&P 500® Index, see the information set forth under “S&P® U.S. Indices—S&P 500® Index” in the accompanying index supplement.

Information as of market close on December 10, 2024:

Bloomberg Ticker Symbol:	SPX
Current Index Value:	6,034.91
52 Weeks Ago:	4,622.44
52 Week High (on 12/6/2024):	6,090.27
52 Week Low (on 12/11/2023):	4,622.44

The following graph sets forth the daily closing values of the SPX Index for the period from January 1, 2019 through December 10, 2024. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the SPX Index for each quarter in the same period. The closing value of the SPX Index on December 10, 2024 was 6,034.91. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The SPX Index has at times experienced periods of high volatility, and you should not take the historical values of the SPX Index as an indication of its future performance.

SPX Index Daily Index Closing Values January 1, 2019 to December 10, 2024

December 2024 Page 17

Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the iShares® MSCI Emerging Markets ETF due December 13, 2029

Principal at Risk Securities

S&P 500® Index	High	Low	Period End
2019
First Quarter	2,854.88	2,447.89	2,834.40
Second Quarter	2,954.18	2,744.45	2,941.76
Third Quarter	3,025.86	2,840.60	2,976.74
Fourth Quarter	3,240.02	2,887.61	3,230.78
2020
First Quarter	3,386.15	2,237.40	2,584.59
Second Quarter	3,232.39	2,470.50	3,100.29
Third Quarter	3,580.84	3,115.86	3,363.00
Fourth Quarter	3,756.07	3,269.96	3,756.07
2021
First Quarter	3,974.54	3,700.65	3,972.89
Second Quarter	4,297.50	4,019.87	4,297.50
Third Quarter	4,536.95	4,258.49	4,307.54
Fourth Quarter	4,793.06	4,300.46	4,766.18
2022
First Quarter	4,796.56	4,170.70	4,530.41
Second Quarter	4,582.64	3,666.77	3,785.38
Third Quarter	4,305.20	3,585.62	3,585.62
Fourth Quarter	4,080.11	3,577.03	3,839.50
2023
First Quarter	4,179.76	3,808.10	4,109.31
Second Quarter	4,450.38	4,055.99	4,450.38
Third Quarter	4,588.96	4,273.53	4,288.05
Fourth Quarter	4,783.35	4,117.37	4,769.83
2024
First Quarter	5,254.35	4,688.68	5,254.35
Second Quarter	5,487.03	4,967.23	5,460.48
Third Quarter	5,762.48	5,186.33	5,762.48
Fourth Quarter (through December 10, 2024)	6,090.27	5,695.94	6,034.91

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of Standard and Poor’s Financial Services LLC. For more information, see “S&P® U.S. Indices” in the accompanying index supplement.

December 2024 Page 18

Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the iShares® MSCI Emerging Markets ETF due December 13, 2029

Principal at Risk Securities

iShares® MSCI Emerging Markets ETF Overview

The iShares® MSCI Emerging Markets ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index. The iShares® MSCI Emerging Markets ETF is managed by iShares®, Inc. (“iShares”), a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI Emerging Markets ETF. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-97598 and 811-09102, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the iShares® MSCI Emerging Markets ETF is accurate or complete.

Information as of market close on December 10, 2024:

Bloomberg Ticker Symbol:	EEM UP
Current Share Price:	$44.03
52 Weeks Ago:	$39.24
52 Week High (on 10/7/2024):	$47.36
52 Week Low (on 1/17/2024):	$37.68

The following graph sets forth the daily closing prices of the EEM Shares for the period from January 1, 2019 through December 10, 2024. The related table sets forth the published high and low closing values, as well as end-of-quarter closing prices, of the EEM Shares for each quarter in the same period. The closing price of the EEM Shares on December 10, 2024 was $44.03. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The EEM Shares have at times experienced periods of high volatility, and you should not take the historical prices of the EEM Shares as an indication of its future performance.

EEM Shares Daily Closing Prices January 1, 2019 to December 10, 2024

December 2024 Page 19

Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the iShares® MSCI Emerging Markets ETF due December 13, 2029

Principal at Risk Securities

iShares® MSCI Emerging Markets ETF (CUSIP 464287234)	High ($)	Low ($)	Period End ($)
2019
First Quarter	43.71	38.45	42.92
Second Quarter	44.59	39.91	42.91
Third Quarter	43.42	38.74	40.87
Fourth Quarter	45.07	40.27	44.87
2020
First Quarter	46.30	30.61	34.13
Second Quarter	41.19	32.67	39.99
Third Quarter	45.55	40.44	44.09
Fourth Quarter	51.70	43.99	51.67
2021
First Quarter	57.96	51.68	53.34
Second Quarter	56.09	52.01	55.15
Third Quarter	54.84	49.50	50.38
Fourth Quarter	52.50	47.44	48.85
2022
First Quarter	50.85	41.54	45.15
Second Quarter	46.71	39.40	40.10
Third Quarter	41.05	34.88	34.88
Fourth Quarter	39.54	33.93	37.90
2023
First Quarter	42.50	37.27	39.46
Second Quarter	41.02	38.19	39.56
Third Quarter	41.95	37.76	37.95
Fourth Quarter	40.30	36.53	40.21
2024
First Quarter	41.36	37.68	41.08
Second Quarter	43.79	39.71	42.59
Third Quarter	46.70	40.42	45.86
Fourth Quarter (through December 10, 2024)	47.36	42.95	44.03

This document relates only to the securities referenced hereby and does not relate to the EEM Shares. We have derived all disclosures contained in this document regarding iShares from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the EEM Shares (and therefore the price of the EEM Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the EEM Shares.

We and/or our affiliates may presently or from time to time engage in business with iShares. In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may

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Principal at Risk Securities

publish research reports with respect to the EEM Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment linked to the EEM Shares.

“iShares®” is a registered mark of BlackRock Fund Advisors or its affiliates (“BFA”). The securities are not sponsored, endorsed, sold, or promoted by BFA. BFA makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. BFA has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

MSCI Emerging Markets Index. The MSCI Emerging Markets Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of emerging markets. As of April 2024, the MSCI Emerging Markets Index consisted of the following 24 emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Kuwait, Malaysia, Mexico, Peru, Philippines, Poland, Qatar, Saudi Arabia, South Africa, Taiwan, Thailand, Turkey and United Arab Emirates. For additional information about the MSCI Emerging Markets Index, see the information set forth under “MSCI Global Investable Market Indices—MSCI Emerging Markets Index” and “—MSCI Global Investable Market Indices Methodology” in the accompanying index supplement.

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Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Underlying index publisher:	With respect to the RTY Index, FTSE Russell, or any successor thereof. With respect to the SPX Index, S&P® Dow Jones Indices LLC, or any successor thereof.
Index closing value:

With respect to the SPX Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the official closing value of such underlying index, or any successor index as defined under “Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” in the accompanying product supplement, published at the regular official weekday close of trading on such index business day by the underlying index publisher for such underlying index, as determined by the calculation agent. In certain circumstances, the index closing value for the SPX Index will be based on the alternate calculation of such underlying index as described under “Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” in the accompanying product supplement.

With respect to the RTY Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the closing value of such underlying index or any successor index reported by Bloomberg Financial Services, or any successor reporting service the calculation agent may select, on such index business day. In certain circumstances, the index closing value for the RTY Index will be based on the alternate calculation of such underlying index as described under “Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” in the accompanying product supplement. The closing value of the RTY Index reported by Bloomberg Financial Services may be lower or higher than the official closing value of the RTY Index published by the underlying index publisher for such underlying index.

Share underlying index:	MSCI Emerging Markets Index
Share underlying index publisher:	MSCI Inc., or any successor thereof
Trustee:	The Bank of New York Mellon
Calculation agent:	Morgan Stanley & Co. LLC (“MS & Co.”)
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual valuation date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee and to the depositary of the amount of cash, if any, to be delivered with respect to the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount, if any, due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

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Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, it is reasonable to treat a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for Jump Securities, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Subject to the discussion below concerning the potential application of the “constructive ownership” rule, such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

Because the securities are linked to shares of an exchange-traded fund, although the matter is not clear, there is a risk that an investment in the securities will be treated as a “constructive ownership transaction” under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the securities could be recharacterized as ordinary income (in which case an interest charge will be imposed). As a result of certain features of the securities and the fact that the securities are linked to indices in addition to an exchange-traded fund, it is unclear how to calculate the amount of gain that would be recharacterized if an investment in the securities were treated as a constructive ownership transaction. Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the securities. U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Possible Application of Section 1260 of the Code” in the accompanying product supplement for Jump Securities for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for Jump Securities, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If

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Principal at Risk Securities

withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for Jump Securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the potential application of the constructive ownership rule, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for Jump Securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the EEM Shares, in stocks of the RTY Index, the SPX Index or the share underlying index and in futures and options contracts on the RTY Index, the SPX Index, the EEM Shares, the share underlying index or their component stocks listed on major securities markets. Such purchase activity could potentially increase the initial level of any underlying, and, therefore, could increase the value at or above which such underlying must close on the valuation date so that you do not suffer a significant loss on your initial investment in the securities (depending also on the performance of the other underlyings). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the securities, including on the valuation date, by purchasing and selling the stocks constituting the RTY Index, the SPX Index or the share underlying index, futures or options contracts on the RTY Index, the SPX Index, the EEM Shares, the share underlying index or their component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the value of any underlying, and, therefore, adversely affect the value of the securities or the payment you will receive at maturity, if any (depending also on the performance of the other underlyings). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $1,000 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities.

‘MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Validity of the securities:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws

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Principal at Risk Securities

affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 26, 2024, which is Exhibit 5-a to Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 filed by Morgan Stanley on February 26, 2024.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for Jump Securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for Jump Securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for Jump Securities and the index supplement if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Jump Securities dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for Jump Securities, in the index supplement or in the prospectus.

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